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                    SUMMIT BANCSHARES, INC. AND SUBSIDIARIES
                                   EXHIBIT 21
                         SUBSIDIARIES OF THE CORPORATION






 Subsidiaries                                          State of Incorporation
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 Summit Bank, Fort Worth, Texas                        National Association